UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2012

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 24, 2012, Metals USA, Inc. (“Metals USA”), a wholly-owned subsidiary of Metals USA Holdings Corp., issued a press release announcing that it is planning to enter into a new term loan in an amount of approximately $275 million. The proceeds of the term loan are anticipated to be used for (i) the redemption of all of Metal USA’s outstanding 11 1/8% Senior Secured Notes due 2015, (ii) the reduction of borrowings under the company’s existing asset based credit facility, (iii) payment of costs, expenses and fees associated with the term loan, and (iv) general corporate purposes. The timing and size of any potential financing and the use of proceeds thereof are subject to market and other conditions, and Metals USA makes no assurance that such actions will take place at any specific time, or at all.

A copy of the press release announcing the proposed new term loan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release, dated October 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: October 24, 2012	/s/ Robert C. McPherson III
Name: Robert C. McPherson III
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated October 24, 2012